Exhibit 4.2
OMNIBUS CONSENT AND AMENDMENT TO CREDIT AGREEMENT
THIS OMNIBUS CONSENT AND AMENDMENT TO CREDIT AGREEMENT (this “Consent and Amendment”) is entered into as of January 9, 2009 by and among Weatherford International Ltd., a Bermuda exempted company (“WIL” or the “Borrower”), Weatherford International, Inc., a Delaware corporation (“WII” or the “Guarantor”), as Guarantor, Weatherford International Ltd., a Swiss joint stock corporation (“WIL-Switzerland”), Deutsche Bank AG Cayman Islands Branch, as administrative agent for the Lenders (the “Administrative Agent”), and the Lenders (as defined in the Credit Agreement referred to below) party hereto.
RECITALS:
WHEREAS, WIL desires to effect a “Redomestication”, as that term is defined in the Credit Agreement dated as of March 19, 2008 (as amended or modified prior to the date hereof, the “Credit Agreement”), among the Borrower, the Guarantor, the Administrative Agent and the Lenders party thereto;
WHEREAS, pursuant to an exchange of the shares of common stock issued by WIL for the shares of common stock issued by WIL-Switzerland, upon the consummation of such share exchange as contemplated in the Share Exchange Agreement dated as of December 10, 2008 (the “Share Exchange Agreement”), between WIL and WIL-Switzerland (WIL-Switzerland currently being a wholly owned subsidiary of WIL) (the “Share Exchange”), WIL will become a wholly owned Subsidiary of WIL-Switzerland; and
WHEREAS, the consent of the Required Lenders is required under the Credit Agreement in order to effect a Redomestication in Switzerland, and the Lenders signatory hereto desire to grant such consent and amend the Credit Agreement in connection therewith;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth therefor in the Credit Agreement.
2. Representations and Warranties. The Borrower, WIL-Switzerland and the Guarantor represent and warrant that, as of the Effective Date:
     (a) the Redomestication has been consummated in accordance in all material respects with the terms of the Share Exchange Agreement, and all conditions precedent to such consummation have been satisfied or waived, in compliance in all material respects with all applicable laws, regulations and governmental and judicial approvals;
     (b) WIL-Switzerland is a corporation validly incorporated and existing in good standing (to the extent the concept of good standing is applicable) under the laws of Switzerland;

     (c) WIL is a wholly-owned Subsidiary of WIL-Switzerland;
     (d) the Capital Stock of each class issued and outstanding of WIL-Switzerland immediately following the Share Exchange is beneficially owned by the same Persons, and in the same percentages, as was the Capital Stock of WIL immediately prior to the Share Exchange and WIL-Switzerland will continue to be owned, directly or indirectly, 100% by Persons who were shareholders of WIL immediately prior to such transaction;
     (e) (i) the Share Exchange does not constitute a Default or an Event of Default under the Credit Agreement, and constitutes a Redomestication permitted under the Credit Agreement and (ii) the representations and warranties set forth in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of, and as if such representations and warranties were made on, the Effective Date (unless any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall continue to be true and correct as of such earlier date); and
     (f) with respect to each of the Borrower, the Guarantor and WIL-Switzerland, (i) the execution, delivery and performance of this Consent and Amendment by such Person have been duly authorized by all requisite corporate action on the part of such Person; and (ii) this Consent and Amendment, the Credit Agreement and each other Loan Document to which such Person is a party constitute valid and legally binding agreements enforceable against such Person in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
3. Consent. Subject to satisfaction of the conditions precedent set forth in Section 5 hereof, each of the Lenders party hereto hereby irrevocably consents to the Redomestication of WIL in Switzerland, such that pursuant to an exchange of the shares of common stock issued by WIL for the shares of common stock issued by WIL-Switzerland, upon the consummation of such share exchange, WIL shall become a wholly owned Subsidiary of WIL-Switzerland.
4. Amendments to Credit Agreement.
(a) The introductory paragraph of the Credit Agreement is amended by deleting clause (b) thereof in its entirety and replacing it with the following:
“(b)	Weatherford International Ltd., a Swiss joint stock corporation (“WIL-Switzerland”), and Weatherford International, Inc., a Delaware corporation (“WII” and, together with WIL-Switzerland, the “Guarantors” and each, individually, a “Guarantor”);”.
(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in the proper alphabetical order:
     “WIL-Switzerland” has the meaning specified in paragraph (b) of the introductory paragraph of the Credit Agreement.

     “WIL-Switzerland Guaranty” means the Guaranty Agreement made by WIL-Switzerland pursuant to which WIL-Switzerland guarantees the Obligations.
(c) The definitions of “Change of Control”, “Guarantor”, “Obligors” and “Redomestication” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Change of Control” means an event or series of events by which: (a) in the case of WIL-Switzerland, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Effective Date) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Effective Date, except that a person or such group shall be deemed to have “beneficial ownership” of all             shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of WIL-Switzerland, except as a result of a Redomestication in which the Persons who were the shareholders of WIL-Switzerland immediately prior to such Redomestication continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of each class of WIL-Switzerland; (ii) the shareholders of WIL-Switzerland approve any plan of liquidation, winding up or dissolution of WIL-Switzerland, except in connection with a Redomestication of WIL-Switzerland; (iii) WIL-Switzerland conveys, transfers or leases all or substantially all of its assets to any Person except in connection with a Redomestication of WIL-Switzerland; or (iv) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of WIL-Switzerland (together with any new directors whose appointment or election by such Board of Directors or whose nomination for election by the shareholders of WIL-Switzerland, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of WIL-Switzerland then in office, but excluding from the foregoing clause any change in the composition or membership of the Board of Directors of WIL-Switzerland resulting from the addition thereto or removal therefrom of directors in connection with WIL-Switzerland’s compliance with the United States Sarbanes Oxley Act of 2002 or the rules and regulations of any stock exchange on which WIL-Switzerland’s securities are listed, pursuant to the recommendation of WIL-Switzerland’s legal counsel; or (b) in the case of any other Obligor, except in a transaction permitted by Section 8.02, WIL-Switzerland or the New

Parent ceases to own, after giving effect to such event or series of events, directly or indirectly, 100% of the issued and outstanding Capital Stock of each class of such Obligor.
     “Guarantor” and “Guarantors” have the respective meanings specified in paragraph (b) of the introductory paragraph of the Credit Agreement.
     “Obligors” means WIL, WIL-Switzerland, WII (unless the Guaranty has been terminated and not reinstated pursuant to Section 11.07) and each other Borrower.
     “Redomestication” means:
     (a) any amalgamation, merger, conversion or consolidation of WIL-Switzerland, WIL or WII with or into any other Person, or of any other Person with or into WIL-Switzerland, WIL or WII, or the sale or other disposition (other than by lease) of all or substantially all of its assets by WIL-Switzerland, WIL or WII to any other Person,
     (b) any continuation, discontinuation, amalgamation, merger, conversion, consolidation or domestication or similar action with respect to WIL-Switzerland, WIL or WII pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or
     (c) the formation of a Person that becomes, as part of the transaction, the owner of 100% of the Capital Stock of WIL-Switzerland (the “New Parent”),
     if as a result thereof
     (x) in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such merger, amalgamation, conversion or consolidation, or the transferee in such sale or other disposition,
     (y) in the case of any action specified in clause (b), the entity that constituted such Obligor immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or
     (z) in the case of any action specified in clause (c), the New Parent
(in any such case the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of Delaware or another State of the United States or under the laws of the United Kingdom, The Kingdom of the Netherlands, Luxembourg, Switzerland or (with the consent of the Required Lenders, such consent not to be unreasonably withheld) under the laws of any other jurisdiction, whose Capital Stock of each class issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by the same Persons, in the same percentages, as was the Capital Stock of the entity constituting WIL-Switzerland immediately prior thereto and, if the Surviving Person is WIL, WII or the New Parent, the Surviving Person continues to be owned, directly or indirectly, 100% by Persons who were shareholders of WIL-Switzerland immediately prior to such transaction and the Surviving Person shall have delivered to the Administrative Agent (i) a certificate to the effect that, both before and after giving effect to such transaction, no Default or Event of Default exists, (ii) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with the Redomestication as the Administrative Agent or any Lender may reasonably request, (iii) if applicable, the documents required by Section 8.02(c) and (iv) if the Surviving Person is the New Parent, a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent.
(d) The definition of “consolidated” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “WIL” in the last line thereof with a reference to “WIL-Switzerland”.
(e) The definition of “ERISA Affiliate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “WIL” in the third line thereof with a reference to “WIL-Switzerland”.
(f) The definition of “Governmental Authority” in Section 1.01 of the Credit Agreement is hereby amended by inserting the word “Switzerland,” immediately after the phrase “any State of the United States,” in the second line thereof.
(g) The definition of “Index Debt” in Section 1.01 of the Credit Agreement is hereby amended by replacing the parenthetical contained therein with the following: “(other than WIL-Switzerland and WII)”.
(h) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “the WIL-Switzerland Guaranty,” immediately after the phrase “the Notes,” in the first line thereof.
(i) The definition of “Material Adverse Effect” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in clause (a) thereof with a reference to “WIL-Switzerland”.

(j) The definition of “Material Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(k) The definition of “Permitted Liens” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the phrase “WIL’s Net Worth” contained in clause (a) thereof with the phrase “WIL-Switzerland’s Net Worth” and (ii) replacing each reference to “WIL” contained in clauses (b), (e), (g), (h), (j) and (m) thereof with a reference to “WIL-Switzerland”.
(l) The definition of “Plan” in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(m) The definition of “Public Debt Offering” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “the Guarantor” contained therein with a reference to “WII”.
(n) The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in the final sentence thereof with a reference to “WIL-Switzerland”.
(o) Section 1.03 of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in clause (a) of the second sentence thereof with the phrase “WIL, the other Obligors”.
(p) Section 1.04(a) of the Credit Agreement is hereby amended by replacing the phrase “including any Person that becomes a successor to WIL or WII as a result of a Redomestication” contained in clause (iv) thereof with the phrase “including any Person that becomes a successor to WIL-Switzerland, WIL or WII as a result of a Redomestication”.
(q) Section 2.14(b) of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in clause (C) of the final sentence thereof with a reference to “WIL-Switzerland”.
(r) Section 4.03(b) of the Credit Agreement is hereby amended by replacing clause (iv) thereof with the following: “any Lender fails to provide its consent to a Redomestication under the laws of a jurisdiction (other than the United Kingdom, The Kingdom of the Netherlands, Luxembourg or Switzerland) outside of the United States”.
(s) The preamble of Article VI of the Credit Agreement is hereby amended by deleting the phrase “WIL represents and warrants” and in place thereof inserting the phrase “WIL-Switzerland represents and warrants”.
(t) Section 6.07(b) of the Credit Agreement is hereby amended by deleting the phrase “Neither the Borrower nor any of its Subsidiaries” contained in the first line thereof and replacing it with the phrase “No Obligor nor any of its Subsidiaries”.
(u) Sections 7.01 and 7.06 of the Credit Agreement are hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.

(v) Section 8.01 of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in the first line thereof with a reference to “WIL-Switzerland”.
(w) Section 8.02 of the Credit Agreement is hereby amended by:
(i) replacing the references to “WIL” contained in the first and fourth lines of paragraph (a) thereof with references to “WIL-Switzerland”;
(ii) deleting clauses (i) and (ii) of the proviso to paragraph (a) thereof in their entirety and replacing them with the following:
     “(i) in the case of a merger, a consolidation or an amalgamation involving WIL-Switzerland, if WIL-Switzerland is not the surviving Person, the surviving Person shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to the Administrative Agent, whereby such surviving Person shall become a party to this Agreement and the WIL-Switzerland Guaranty and assume all rights and obligations of WIL-Switzerland hereunder and thereunder and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent;
     (ii) in the case of a merger, a consolidation or an amalgamation involving WIL, if WIL is not the surviving Person, the surviving Person shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to the Administrative Agent, whereby such surviving Person shall become a party to this Agreement and assume all rights and obligations of WIL hereunder and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent;
     (iii) in the case of a merger, a consolidation or an amalgamation involving any Obligor other than WIL-Switzerland or WIL, if neither such Obligor, WIL-Switzerland, WIL nor another Obligor that is a Wholly-Owned Subsidiary of WIL-Switzerland is the surviving Person, then the surviving Person shall (A) be a Wholly-Owned Subsidiary of WIL-Switzerland after giving effect to such merger, consolidation or amalgamation, (B) execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to the Administrative Agent, whereby such surviving Person shall become a party to this Agreement and assume all rights and obligations of such Obligor hereunder and (C) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent; and
     (iv) in the case of any such merger, consolidation or amalgamation, WIL-Switzerland and its consolidated Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of WIL-Switzerland as if such transaction had occurred on the first day of each relevant period for testing such compliance.”;
(iii) replacing the references to “WIL” contained in paragraph (b) thereof with references to “WIL-Switzerland”; and
(iv) deleting paragraphs (c) and (d) thereof in their entirety and replacing them with the following:
“(c) Notwithstanding the foregoing provisions, this Section 8.02 shall not prohibit any Redomestication; provided that (i) in the case of a Redomestication of WIL-Switzerland, WIL or WII of the type described in clause (a) of the definition thereof, the Surviving Person shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to the Administrative Agent, whereby such Surviving Person shall become a party to this Agreement (and, in the case of WIL-Switzerland, the WIL-Switzerland Guaranty) and assume all rights and obligations of such Obligor hereunder (and, if applicable, thereunder) and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent, and (ii) in the case of a Redomestication of WIL-Switzerland, WIL or WII of the type described in clause (b) of the definition thereof in which the Person formed pursuant to such Redomestication is a different legal entity than such Obligor, the Person formed pursuant to such Redomestication shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance satisfactory to the Administrative Agent, whereby such Person shall become a party to this Agreement (and, in the case of WIL-Switzerland, the WIL-Switzerland Guaranty) and assume all rights and obligations of such Obligor hereunder (and, if applicable, thereunder) and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent.
(d) Neither WIL-Switzerland nor WIL shall, and neither WIL-Switzerland nor WIL shall permit any other Obligor to, wind up, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Obligor other than WIL-Switzerland and WIL may wind up, liquidate or dissolve if (i) the owner of all of the Capital Stock of such Obligor immediately prior to such event shall be WIL, a Wholly-Owned Subsidiary of WIL, the New Parent or a direct or indirect Wholly-Owned Subsidiary of the New Parent and (ii) if such owner is not then an Obligor, such owner shall execute and deliver to the Administrative Agent (A) a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent, (B) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such event as the Administrative Agent or any Lender may reasonably request and (C) such other documentation as the Administrative Agent may reasonably request.”
(x) Section 8.03 of the Credit Agreement is hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(y) Sections 8.04, 8.05, 8.06, 8.07 and 8.08 of the Credit Agreement are hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(z) Section 9.01(j) of the Credit Agreement is hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(aa) Section 12.01(c) of the Credit Agreement is hereby amended by replacing each reference to “WIL” contained therein with a reference to “WIL-Switzerland”.
(bb) Section 12.01(d) of the Credit Agreement is hereby amended by replacing the reference to “WIL” contained in the first line thereof with a reference to “WIL-Switzerland”.
(cc) Section 12.04 of the Credit Agreement is hereby amended by replacing the phrase “either Borrower” contained in paragraph (a) thereof with the phrase “any Borrower”.
(dd) Exhibit A to the Credit Agreement is hereby amended by replacing the description of the Credit Agreement contained in paragraph 5 thereof with the following:
“The Credit Agreement dated as of March 19, 2008 among Weatherford International Ltd. (a Bermuda exempted company), the other Borrowers from time to time thereunder, Weatherford International Ltd. (a Swiss joint stock corporation), Weatherford International, Inc., as Guarantor, the Lenders parties thereto and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, as amended, modified, restated or supplemented from time to time”.
(ee) Exhibit F to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex 1 attached hereto.
(ff) Exhibit G is hereby amended by replacing the reference to “WIL” contained in Recital A thereof with a reference to “WIL-Switzerland”.
5. Effective Date; Conditions Precedent. This Consent and Amendment shall become effective at such time as the Administrative Agent has received each of the following (the “Effective Date”), such receipt being a condition precedent to the effectiveness hereof:
     (a) a counterpart of this Consent and Amendment executed by WIL, WII, WIL-Switzerland and the Required Lenders;

     (b) evidence of consummation of the Redomestication in accordance in all material respects with the Share Exchange Agreement (with all conditions precedent to such consummation having been satisfied or waived);
     (c) a certificate of a Responsible Officer of WIL to the effect that, after giving effect to this Consent and Amendment, both before and after giving effect to the Redomestication in Switzerland as described herein above, no Default or Event of Default exists;
     (d) opinion(s), in form, scope and substance reasonably satisfactory to the Administrative Agent, of one or more counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such Redomestication (including, without limitation, Swiss tax law) as the Administrative Agent may reasonably request;
     (e) a guaranty by WIL-Switzerland of the Obligations in form and substance reasonably satisfactory to the Administrative Agent;
     (f) a certificate of a Responsible Officer of WIL-Switzerland, dated the Effective Date and certifying, inter alia, true and complete copies of the deed of foundation or other organizational documents, each as amended and in effect, of WIL-Switzerland and the resolutions adopted by the Board of Directors of WIL-Switzerland (1) authorizing the execution, delivery and performance by WIL-Switzerland of the Loan Documents to which it is or shall be a party and (2) authorizing officers of WIL-Switzerland to execute and deliver the Loan Documents to which it is or shall be a party and any related documents, including any agreement contemplated by this Consent and Amendment;
     (g) a certificate of the secretary or an assistant secretary of WIL-Switzerland, dated the Effective Date and certifying the incumbency and specimen signatures of the officers of WIL-Switzerland executing any documents on its behalf;
     (h) copies of the deed of foundation or other similar organizational documents of WIL-Switzerland certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority and certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, of WIL-Switzerland in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect;
     (i) payment to the Administrative Agent and the Lenders, as applicable, of all fees and expenses agreed upon by such parties to be paid on or prior to the Effective Date; and
     (j) copies of all court orders and governmental certificates and orders sanctioning the consummation of the Redomestication.

6. Joinder of WIL-Switzerland to Credit Agreement. WIL-Switzerland agrees to be bound, from and after the Effective Date, by all of the provisions of the Credit Agreement and the other Loan Documents specifically applicable to WIL-Switzerland thereunder or applicable to an “Obligor” thereunder and agrees that it shall, on and as of the Effective Date, become a party to the Credit Agreement and an “Obligor” for all purposes thereof to the same extent as if originally a party thereto.
7. Ratification. The Credit Agreement and the Guaranty are hereby ratified, approved and confirmed in all respects.
8. Reference to Agreement. From and after the Effective Date hereof, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified by this Consent and Amendment.
9. Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent in connection with the preparation, execution and enforcement of this Consent and Amendment.
10. CHOICE OF LAW. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
11. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

WIL:

WEATHERFORD INTERNATIONAL, LTD.,
a Bermuda exempted company

By: Name:	/s/ Andrew P. Becnel Andrew P. Becnel
Title:	Sr. Vice President & Chief Financial Officer
Signature Page to Omnibus Consent and Amendment

WII:

WEATHERFORD INTERNATIONAL, INC.

By: Name:	/s/ Andrew P. Becnel Andrew P. Becnel
Title:	Sr. Vice President & Chief Financial Officer
Signature Page to Omnibus Consent and Amendment

WIL-SWITZERLAND:

WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint stock corporation

By: Name:	/s/ Andrew P. Becnel Andrew P. Becnel
Title:	Sr. Vice President & Chief Financial Officer
Signature Page to Omnibus Consent and Amendment

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as Administrative Agent

By: Name:	/s/ Ming K. Chu Ming K. Chu
Title:	Vice President

By: Name:	/s/ Heidi Sandquist Heidi Sandquist
Title:	Vice President
Signature Page to Omnibus Consent and Amendment

LENDERS:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By: Name:	/s/ Ming K. Chu Ming K. Chu
Title:	Vice President

By: Name:	/s/ Heidi Sandquist Heidi Sandquist
Title:	Vice President
Signature Page to Omnibus Consent and Amendment

WILLIAM STREET LLC

By: Name:	/s/ Mark Walton Mark Walton
Title:	Authorized Signatory
Signature Page to Omnibus Consent and Amendment

MERRILL LYNCH BANK USA

By: Name:	/s/ Louis Alder Louis Alder
Title:	First Vice President
Signature Page to Omnibus Consent and Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, Ltd.,
New York Branch

By:
Name:
Title:
Signature Page to Omnibus Consent and Amendment

Annex 1 to Omnibus Consent and Amendment
EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
     The undersigned hereby certifies that such officer is the                                         of Weatherford International Ltd., a Swiss joint stock corporation (“WIL-Switzerland”), and that such officer is authorized to execute this certificate on behalf of WIL-Switzerland pursuant to the Credit Agreement dated as of March 19, 2008 (as restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), among Weatherford International Ltd., a Bermuda exempted company (“WIL”, and together with any other Persons from time to time becoming Borrowers thereunder pursuant to Section 12.01(c) thereof, collectively, the “Borrowers”), Weatherford International, Inc. (“WII”) and WIL-Switzerland (together with the Borrowers and WII, collectively, the “Obligors”), the Lenders and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent; and that a review of the Obligors has been made under such officer’s supervision with a view to determining whether the Obligors have fulfilled all of their respective obligations under the Credit Agreement, the Notes and the other Loan Documents; and on behalf of WIL-Switzerland further certifies, represents and warrants that to the knowledge of such officer (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):
     No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of Sections 8.04 and 8.06 of the Credit Agreement (or if any Default or Event of Default does exist, attached is a description of such event) is as follows:
     (a) Section 8.04(b) – Indebtedness of Subsidiaries (other than Subsidiaries that are Obligors)

Actual	Required

$	$ [1]
(b) Section 8.06 – Consolidated Indebtedness to Total Capitalization

Actual	Required

%	60%
     Attached are calculations demonstrating such compliance.

[1]	Not more than 20% of WIL-Switzerland’s Net Worth.

     DATED as of                                         .

[SIGNATURE OF AUTHORIZED OFFICER OF WIL-SWITZERLAND]